UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7582 Las Vegas Boulevard South #247 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 664-1246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 18, 2013, Sara Creek Gold Corp. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with SCNRG LLC, a California limited liability company (“SCNRG”) and is members Darren Katic, an individual, Manhattan Holdings, LLC, a Delaware limited liability company, and Gerald Tywoniuk, an individual, pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests of SCNRG. SCNRG shall become a subsidiary of the Company after closing of the acquisition. SCNRG owns a two-thirds interest in an oil producing property known as the DEEP Lease.

The Agreement provides that the Company shall issue an aggregate consideration of 14,000,000 shares of Company common stock to the members of SCNRG. The consummation of the acquisition is subject to the completion of certain closing conditions set forth in the Agreement and is expected to close during the third quarter of 2013.

A copy of the Agreement is attached hereto as Exhibit 10.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10           Agreement and Plan of Reorganization dated September 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	September 23, 2013

By:	/s/ Kristian Andresen
Kristian Andresen
Chief Executive Officer